Exhibit 5.2

May 30, 2023

Belite Bio, Inc

12750 High Bluff Drive Suite 475, San Diego, CA 92130

Re: Registration of Securities of Belite Bio, Inc

Ladies and Gentlemen:

We have acted as U.S. counsel to Belite Bio, Inc, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), in connection with the issuance and sale of (i) 2,000,000 American depositary shares (the “ADSs”), each ADS representing one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and (ii) warrants (the “Warrants”) for the purchase of an aggregate of 2,000,000 American depositary shares (the “Warrant ADSs” and, together with the ADSs and the Warrants, the “Securities”) representing Ordinary Shares of the Company, issuable upon exercise of such warrants, pursuant to (a) an effective Registration Statement on Form F-3 (File No. 333-272125) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 22, 2023 and declared effective by the Commission on May 30, 2023, (b) the related prospectus that forms a part of the Registration Statement (the “Base Prospectus”), as supplemented by the prospectus supplement dated as of May 30, 2023 (the “Prospectus Supplement” and collectively with the Base Prospectus, the “Prospectus”), and (iii) that certain Underwriting Agreement, dated as of May 30, 2023, by and among the Company and the representatives of the several underwriters named on Schedule A thereto (the “Underwriting Agreement”).

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including among other things:

(a)	the Underwriting Agreement;

(b)	the Registration Statement; and

(c)	the form of Warrants.

In our examination, we assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Company is validly existing, has the corporate power to perform its obligations under any Warrant, and that it has taken the required steps to authorize the creation of such obligations under the Companies Act (As Revised) of the Cayman Islands. We have also assumed that the choice of New York law to govern the Warrants is a valid and legal provision. To the extent that the Company’s obligations depend on the enforceability of any agreement against the other parties to the agreement, we have assumed that such agreement is enforceable against such other parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

Austin • Century City • Dallas • Los Angeles • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC

Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore • Tokyo

On the basis of such examination, our reliance upon the assumptions in this letter and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this letter, we are of the opinion that, when the Warrants have been duly executed by the Company, the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity, and by possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors’ rights.

The law governed by this opinion letter is limited to the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the base prospectus included in the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Securities.

We hereby consent to the use of this opinion as an exhibit to the Company’s report of foreign private issuer on Form 6-K to be filed with the Commission on or about May 30, 2023, which will be incorporated by reference in the Registration Statement, and to the reference to this firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

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